FORM

                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8198


                                    [], 2005

UMB Scout Funds
1010 Grand Boulevard
Kansas City, Missouri  64106


      Re:   LEGAL OPINION-SECURITIES ACT OF 1933
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Ladies and Gentlemen:

            We have examined the Agreement and Declaration of Trust (the "Declaration") of UMB Scout Funds (the "Fund"), a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the Fund, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Fund under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

            The Fund is authorized by the Declaration to issue an unlimited number of shares of beneficial interest, all without par value, and currently is authorized by the Declaration to issue shares of the UMB Scout Stock Fund, the UMB Scout Growth Fund, the UMB Scout Small Cap Fund, the UMB Scout WorldWide Fund, the UMB Scout Bond Fund, the UMB Scout Kansas Tax-Exempt Bond Fund, the UMB Scout Money Market Fund - Federal Portfolio, the UMB Scout Money Fund - Prime Portfolio and the UMB Scout Tax-Free Money Market Fund series of the Fund. The Declaration also empowers the Board of Trustees of the Fund (the "Board") to designate any additional series or classes and allocate shares to such series or classes.

            The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act

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perfecting the registration of the shares sold by the series of the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

            You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act.

            Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

            We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                Very truly yours,




                              BY:         FORM
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